UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2003

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 9. Regulation FD Disclosure

Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) the holding company for Southern Community Bank and Trust announced today that Jeff T. Clark, President of Southern Community Bank and Trust, will participate in the Sunbelt Community Bank Conference on September 30, 2003. Mr. Clark will serve on a panel discussion being held at 10:45 A.M.

The conference is sponsored by SunTrust Robinson Humphrey and will be held at the Swissôtel Atlanta Hotel in Atlanta, Georgia. The conference is being webcast live at www.suntrustrh.com. The webcast can also be accessed through Southern Community’s website at www.smallenoughtocare.com under Investor Relations.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

     Exhibit 99:    Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President and Chief Financial Officer

Date:	September 25, 2003